Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form 10 (File No. 000-50256) and Form S-11 (File No. 333-111674) of Hartman Commercial Properties REIT of our report dated February 6, 2004, with respect to the consolidated financial statements and schedules of Hartman Commercial Properties REIT included in the Annual Report on Form 10-K for the year ended December 31, 2003.

/s/    Pannell Kerr Forster of Texas, P.C.

Houston, Texas

March 29, 2004